Exhibit 1.1

LivaNova PLC

Ordinary Shares

Underwriting Agreement

August 3, 2021

Goldman Sachs & Co. LLC

Barclays Capital Inc.

UBS Securities LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC,

200 West Street
New York, New York 10282

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

LivaNova PLC, a company incorporated in England and Wales with the registration number 09451374 (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue to the Underwriters named in Schedule I hereto (the “Underwriters”) ordinary shares with a nominal value of £1 each in the Company (“Ordinary Shares”) as follows: (i) an aggregate of 3,636,364 Ordinary Shares (the “Firm Securities”) in consideration for the transfer by the Subscribing Underwriter (as defined below) to the Company of the JerseyCo Firm Ordinary Shares (as defined below) and the JerseyCo Firm Preference Shares (as defined below); and (ii) at the election of the Underwriters, up to 545,454 additional Ordinary Shares (the “Optional Securities”)(the Firm Securities and the Optional Securities that the Underwriters elect to acquire pursuant to Section 2 hereof being collectively called the “Securities”) in consideration for the transfer by the Subscribing Underwriter (as defined below) to the Company of the JerseyCo Option Preference Shares (as defined below) and, if applicable, the JerseyCo Option Ordinary Shares (as defined below).

In connection with the issue of the Securities to the Underwriters pursuant hereto, the Company, Goldman Sachs & Co. LLC (the “Subscribing Underwriter”), and Project Tau Funding Limited, a company organized under the laws of Jersey (“JerseyCo”), have on or around the date hereof entered into: (i) an Option Agreement (the “Option Agreement”), pursuant to which, among other things, the Subscribing Underwriter has agreed to acquire a number of ordinary shares of $1 par value in JerseyCo (“JerseyCo Firm Ordinary Shares”); and (ii) a Subscription and Transfer Agreement (the “Subscription and Transfer Agreement”), pursuant to which, among other things, the Subscribing Underwriter has agreed to acquire a number of fixed rate redeemable preference shares of $1 par value in JerseyCo (the “JerseyCo Firm Preference Shares”), and, in connection with any exercise of the option to acquire Option Securities hereunder, an additional number of fixed rate redeemable preference shares of $1 par value in JerseyCo (the “JerseyCo Option Preference Shares” and, together with the JerseyCo Firm Preference Shares, the “JerseyCo Preference Shares”) and, in certain circumstances, a number of additional ordinary shares of $1 par value in JerseyCo (the “JerseyCo Option Ordinary Shares” and, together with the JerseyCo Firm Ordinary Shares, the “JerseyCo Ordinary Shares”), which JerseyCo Preference Shares, together with the JerseyCo Ordinary Shares, if any, held by the Subscribing Underwriter or acquired pursuant to the Subscription and Transfer Agreement will be delivered by the Subscribing Underwriter, on behalf of the Underwriters, to the Company in consideration for the issue of the Securities to the Underwriters in accordance with the terms hereof. References herein to (A) the “Transaction Documents” shall mean this Agreement, the Option Agreement and the Subscription and Transfer Agreement; and (B) “JerseyCo Securities” shall mean the JerseyCo Ordinary Shares and the JerseyCo Preference Shares.

1.            The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)            An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-258359) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)           (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c));

(c)           For the purposes of this Agreement, the “Applicable Time” is 7:00 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the "Pricing Disclosure Package"), as of the Applicable Time did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)          The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(c) hereto;

(e)           The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f)           Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) there has not been any material adverse change in or affecting the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in the case of each of clauses (i) and (ii) otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the issued share capital of the Company (other than as a result of the grant or exercise, if any, of options awards in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, or long term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company or JerseyCo to perform their respective obligations under the Transaction Documents, including, without limitation, the offer, issuance and sale of the Securities or the allotment, issuance and transfer of the JerseyCo Securities, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(g)          The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h)          The Company, each of its subsidiaries that constitutes a “significant subsidiary” under Regulation S-X (each, a “Significant Subsidiary”) and JerseyCo each (i) has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) is duly qualified as a foreign corporation for the transaction of business and is in good standing, if applicable, under the laws of each jurisdiction in which its respective ownership or lease of properties or the conduct of its respective business requires such qualification, except, in the case of these clauses (i) and (ii), where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect; and each Significant Subsidiary of the Company has been listed in the Registration Statement;

(i)           The Company has an issued share capital as set forth in the Pricing Prospectus and all of the issued shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Ordinary Shares contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus; and the Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against transfer of the JerseyCo Ordinary Shares and JerseyCo Preference Shares as provided in this Agreement and the Subscription and Transfer Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Ordinary Shares contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights; provided that for the purposes of this paragraph, “non-assessable” shall mean that no further contributions in respect of the relevant securities will be required to be made to the relevant issuer thereof by the holders thereof, by reason solely of their being such holders;

(j)            [Reserved]

(k)           The issue and sale of the Securities and the compliance by the Company with this Agreement, the allotment, issuance and transfer of the JerseyCo Securities as contemplated by the Transaction Documents, the performance by the Company or JerseyCo of their respective obligations under the Transaction Documents, the fulfilment by the Company or JerseyCo of the terms of the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, (B) the articles of association of the Company or any certificate of incorporation or by-laws (or other applicable organizational document) of any Significant Subsidiary or JerseyCo, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the case of this clause (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect; and no consent (other than the consent of the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958, as amended, which has already been obtained), approval, authorization, order, filing (other than the filing of one or more Form(s) SH01 with Companies House in the United Kingdom in respect of the Securities), registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the allotment, issuance and transfer of the JerseyCo Securities as contemplated by the Transaction Documents, or the performance by the Company or JerseyCo of their respective obligations under the Transaction Documents or the consummation by the Company and JerseyCo of the transactions contemplated by the Transaction Documents, except such as have been obtained under the Act and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the acquisition and distribution of the Securities by the Underwriters;

(l)            None of the Company, any of the Significant Subsidiaries and JerseyCo is (i) in violation of its articles of association, certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries, JerseyCo or any of their respective properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect;

(m)         The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Ordinary Shares”, insofar as they purport to constitute a summary of the terms of the Ordinary Shares, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; the statements set forth in the Pricing Prospectus and Prospectus under the captions “U.S. Federal Tax Considerations” and “Certain U.K. Tax Considerations”, insofar as such statements purport to summarize certain federal income tax laws of the United States and certain tax laws of the United Kingdom, constitute a fair summary of the principal U.S. federal income tax and United Kingdom tax consequences of an investment in the Securities;

(n)          Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate be reasonably likely to result in a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(o)          The Company is not and, after giving effect to the offering and sale of the Securities, the allotment, issuance and transfer of the JerseyCo Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p)           (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405 under the Act;

(q)           PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof and PricewaterhouseCoopers SpA, who have certified certain financial statements of the Company, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(r)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus, the Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s)           Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(t)           (i) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established;

(u)           Neither the Company nor any of its subsidiaries, any of its controlled affiliates, any director, officer, nor, to the knowledge of the Company, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift or other unlawful expense relating to political activity; (ii) made any unlawful bribe or kickback; or (iii) made a violation of or is in violation of the anti-bribery provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation, in each case ((i), (ii) and (iii)), in any material respect. The Company and its subsidiaries and, to the knowledge of the Company, their respective controlled affiliates have instituted and maintain policies and procedures designed to promote, and which are reasonably expected to promote, continued compliance therewith;

(v)          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(w)          Neither the Company nor any of its subsidiaries, nor any of their respective controlled affiliates, directors or officers is (i) currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union or any of its Member States, Her Majesty’s Treasury, Switzerland, or Canada (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (currently Cuba, Iran, North Korea, Syria, and Crimea). The Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (x) for the purpose of financing or facilitating the activities of any person, or in any country or territory, that at the time of such financing or facilitation and currently is the subject or target of Sanctions or (y) in any other manner, in either case as will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions in connection with this Agreement. The Company and its subsidiaries are not in violation of Sanctions in any material respect;

(x)           Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and JerseyCo, as applicable;

(y)           Each of the Company and JerseyCo has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Transaction Documents to which it is a party. Each Transaction Document (other than this Agreement) to which the Company and/or JerseyCo is a party, when executed and delivered by the Company and/or JerseyCo, as applicable, will constitute a valid and legally binding obligation of the Company and/or JerseyCo (to the extent the Company or JerseyCo, respectively, is a party thereto), enforceable against each of the Company and/or JerseyCo in accordance with its terms (to the extent the Company or JerseyCo, respectively, is a party thereto), except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), comity and the discretion of the court before which any proceeding therefor may be brought;

(z)         The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(aa)         (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) to the knowledge of the Company, the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person; except, in the case of each clauses (i) through (iv) above, such as would not be reasonably likely to result in a Material Adverse Effect.

(bb)        The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and, to the Company’s knowledge, operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not be reasonably likely to result in a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personally identifiable or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person and except as would not be reasonably likely to result in a Material Adverse Effect, nor any incidents under internal review or investigations relating to the same, except as would not be reasonably likely to result in a Material Adverse Effect. The Company and its subsidiaries (i) are presently, and at all times since January 1, 2018 were, in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data, including, for the avoidance of doubt, regarding the collection, use, transfer, export, storage, protection, disposal or disclosure by the Issuer, the Company and their respective subsidiaries of Personal Data collected from or provided by third parties, and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification (collectively, the “Data Security and Privacy Laws”), (ii) are unaware of any facts that, individually or in the aggregate, would reasonably indicate their material non-compliance with the Data Security and Privacy Laws, and (iii) have no knowledge of any action, suit or proceeding by or before any court or governmental agency, authority or body pending or alleging their non-compliance with the Data Security and Privacy Laws. The Company and its subsidiaries have taken or will take all necessary actions to prepare to comply with the European Union General Data Protection Regulation (and all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective and enforceable within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability) as soon they take effect.

(cc)         Except as described in the Registration Statement or the Prospectus, and except for any net income or similar tax, or franchise taxes imposed on the Underwriter by the United Kingdom, Jersey or the United States or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriter and the jurisdiction imposing such tax, no stamp duty, stamp duty reserve tax, capital duties, and no other documentary, issuance, transfer, registration or other similar taxes or duties (collectively, “Transfer Taxes”) are payable by or on behalf of the Underwriters in the United Kingdom, Jersey or the United States (including taxes or duties imposed by any political subdivision or taxing authority thereof) in connection with (A) the execution and delivery, performance or enforcement of the Transaction Documents, (B) the issuance, allotment and delivery of the Securities in the manner contemplated by this Agreement and the Prospectus, or (C) the initial sale and delivery by the Underwriters of the Securities as contemplated herein and in the Prospectus.

(dd)         Neither the Company nor any of its subsidiaries or their properties or assets has immunity under English, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any English, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 18 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(ee)         As of the date of this Agreement, and subject to the restrictions described under the caption “Enforcement of Judgments” in the Registration Statement, the courts of England and Wales would recognize as a valid judgment any final judgment for a fixed or determined sum of money obtained against the Company in the courts of the State of New York under this Agreement.

(ff)          The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of England and Wales and will be honored by the courts of England and Wales, subject to the restrictions described under the caption “Enforcement of Judgments” in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(gg)         [Reserved]

(hh)        Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company does not expect it was treated as, for the taxable year ending December 31, 2020, a passive foreign investment company as defined in Section 1297 of the Code.

(ii)           Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no approvals are currently required in the United Kingdom in order for the Company to pay dividends or other distributions declared by the Company to the holders of Securities. Under current laws and regulations of the United Kingdom and any political subdivision thereof, any amount payable with respect to the Securities upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of the United Kingdom, and no such payments made to the holders thereof who are non-residents of the United Kingdom will be subject to withholding taxes under current laws and regulations of the United Kingdom or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the United Kingdom or any political subdivision or taxing authority thereof or therein.

(jj)         Other than filings required to be made with the Commission, the legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Prospectus, the Prospectus, this Agreement or the Securities in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(kk)       [Reserved]

(ll)         JerseyCo is a private limited company incorporated under Jersey law and since incorporation, (i) it has been in continuous existence, (ii) it has not traded or carried on any business or activity of any nature, save for any activities required in connection with its incorporation or any activities required in order to give effect to the terms of the Transaction Documents and the transactions contemplated therein, (iii) it has not entered into, and is not party to, any arrangements, agreements or deeds other than the Subscription and Transfer Agreement, the Option Agreement and any arrangements, agreements and deeds in connection with the transactions contemplated by the Transaction Documents or in connection with its incorporation, corporate administration or its opening of any bank account, or (iv) it has not incurred any liabilities other than those incurred in connection with its paid-up share capital, those imposed on JerseyCo by virtue of its incorporation, or under the Transaction Documents, the corporate administration agreement (if any) entered into with Mourant Governance Services (Jersey) Limited or in relation to the transactions contemplated by such agreements, general corporate administration costs and the opening of a bank account.

(mm)     JerseyCo is, and has been from its inaugural board meeting, resident in the United Kingdom and nowhere else for United Kingdom tax purposes.

(nn)      No share register of JerseyCo is located or kept in the United Kingdom by or on behalf of JerseyCo.

(oo)      Except for (i) any claim, charge (whether legal or equitable and whether fixed or floating), mortgage, security, lien, pledge, option, equity, restriction or power of sale, assignment, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing (each an “Encumbrance”) created by the Subscription and Transfer Agreement or the organizational documents of JerseyCo or (ii) any option granted pursuant to the Option Agreement, there will be no Encumbrance over or in relation to any JerseyCo Securities as of the date of allotment and issue of such shares.

(pp)      The JerseyCo Securities, upon allotment and issuance in accordance with the Transaction Documents, will be freely transferable shares with the rights, and subject to the restrictions, set out in the organizational documents of JerseyCo. The JerseyCo Ordinary Shares shall rank pari passu among themselves. The JerseyCo Preference Shares shall rank pari passu among themselves.

(qq)      The directors of JerseyCo have due authority to allot the JerseyCo Firm Ordinary Shares, and such shares, when allotted and issued in accordance with the Option Agreement, will have been duly and validly allotted and issued, and the issuance of such JerseyCo Firm Ordinary Shares will not be subject to any preemptive or similar rights.

(rr)        The directors of JerseyCo shall have due authority to allot (i) the JerseyCo Firm Preference Shares on the First Time of Delivery and (ii) the JerseyCo Option Preference Shares and the applicable Additional JerseyCo Ordinary Shares, if any, on the First Time of Delivery or Second Time of Delivery (as applicable), and such shares, when allotted and issued in accordance with the Subscription and Transfer Agreement, will have been duly and validly allotted and issued, and the issuance of such JerseyCo Firm Preference Shares, JerseyCo Option Preference Shares and JerseyCo Option Ordinary Shares, if any, will not be subject to any preemptive or similar rights.

(ss)          The JerseyCo Securities shall be issued to the Subscribing Underwriter credited as fully paid in accordance with, and subject to, the provisions of the Transactions Documents.

2.             Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to acquire from the Company, in consideration for the transfer by the Subscribing Underwriter, on behalf of the Underwriters, of the JerseyCo Firm Preference Shares and the JerseyCo Firm Ordinary Shares pursuant to the Subscription and Transfer Agreement, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to acquire Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to acquire, in consideration for the transfer by the Subscribing Underwriter, on behalf of the Underwriters, of the JerseyCo Optional Preference Shares and, if applicable, the JerseyCo Optional Ordinary Shares (if any) pursuant to the Subscription and Transfer Agreement, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to acquire as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to acquire hereunder.

The Company hereby grants to the Underwriters the right to acquire, at their election, up to 545,454 Optional Securities, for the consideration set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Securities. Any such election to acquire Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be acquired and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

Any amounts received by the Subscribing Underwriter in respect of the purchase price for the Securities for which the Underwriters have procured investors shall be received by and shall belong to the Subscribing Underwriter for its own account and the Company shall have no rights to receive such amounts from the Subscribing Underwriter or from any investor. Such amounts may be used by the Subscribing Underwriter in its capacity as subscriber for the JerseyCo Firm Preference Shares and JerseyCo Option Preference Shares to pay or procure the payment for the subscription of JerseyCo Firm Preference Shares and JerseyCo Option Preference Shares, in accordance with the Subscription and Transfer Agreement. This paragraph is without prejudice to the Subscribing Underwriter’s obligations under the Subscription and Transfer Agreement.

3.            Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.            (a) The Securities to be acquired by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriters, against transfer by the Subscribing Underwriter, on behalf of the Underwriters, of the applicable JerseyCo Securities pursuant to the Subscription and Transfer Agreement. The Company will cause the certificates, if any, representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on August 6, 2021 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to acquire such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)          The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.            The Company agrees with each of the Underwriters:

(a)          To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)          If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)          If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)          Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)          Prior to 10:00 a.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)           To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)          During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of), directly or indirectly, or file or cause to be filed with the Commission a registration statement, including any amendments, under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise (other than the Securities to be sold hereunder or pursuant to employee benefit plans, qualified employee stock option plans, other employee compensation plans or non-employee director compensation programs (collectively, “Compensation Plans”) existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement and described in the Pricing Prospectus and the Prospectus), without the prior written consent of Goldman Sachs & Co. LLC and Barclays Capital Inc.; provided, however, that the foregoing restrictions shall not apply to (A) the issuance of Ordinary Shares or other securities (including securities convertible into ordinary shares) in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, properties or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition or (B) the issuance of Ordinary Shares or other securities (including securities convertible into Ordinary Shares) in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of these clauses (A) and (B), the aggregate number of Ordinary Shares issued in all such acquisitions and transactions does not exceed 5% of the issued and outstanding Ordinary Shares of the Company following the completion of the transactions contemplated by this Agreement and any recipients of such Securities shall deliver an agreement to the Underwriter substantially in the form of Exhibit A hereto;

(h)          To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i)           To use the net proceeds received by JerseyCo from the transactions contemplated by the Transaction Documents in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j)           To use its best efforts to list for quotation the Securities on the Nasdaq Global Market (“Nasdaq”); and

(k)          Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.

(a)          The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d)          The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e)          Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7.            The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing the Transaction Documents, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey in an amount, together with any amounts reimbursable pursuant to clause (v) below, not to exceed $45,000 in the aggregate; (iv) all fees and expenses in connection with listing the Securities on Nasdaq; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities in an amount, together with any amounts in connection with the Blue Sky survey that are reimbursable pursuant to clause (iii) above, not to exceed $45,000 in the aggregate; (vi) the cost of preparing the Securities; (vii) the cost and charges of any transfer agent or registrar; (viii) all costs and expenses in connection with performance by the Company or JerseyCo of the Transaction Documents (other than this Agreement) and consummation of the transactions contemplated thereby, including but not limited to such costs and expenses related to (i) the allotment, issuance and transfer of the JerseyCo Securities in connection with the original allotment and issuance and subsequent transfer of the JerseyCo Securities to the Company (in the manner described in the Transaction Documents) and (ii) the formation and incorporation of JerseyCo, except that the Company shall not be liable for the subscription price payable by the Subscribing Underwriter for the JerseyCo Securities issued and allotted to the Subscribing Underwriter in accordance with the Option Agreement and the Subscription and Transfer Agreement; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, Transfer Taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make. For the avoidance of doubt, the Company shall not be liable under this Section 7(viii) to the extent that the relevant cost or expense has been recovered under any of the other Transaction Documents.

8.            The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)          Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I hereto), dated such Time of Delivery, in form and substance satisfactory to you to the effect set forth in Annex I;

(d)            Mourant Ozannes (Jersey) LLP, special Jersey counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II hereto), dated such Time of Delivery, in form and substance satisfactory to you to the effect set forth in Annex II;

(e)          On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP and PricewaterhouseCoopers SpA shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f)           (i) Since the date of the most recent audited financial statements included or incorporated by reference in the Pricing Prospectus there has not been any material adverse change in or affecting the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the issued share capital of the Company (other than as a result of the grant or exercise, if any, of options awards in the ordinary course of business pursuant to the Company’s equity plans described in the Pricing Prospectus and the Prospectus) or long term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company or JerseyCo to perform their respective obligations under the Transaction Documents, including the issuance and sale of the Securities, the allotment, issuance and transfer of the JerseyCo Securities as contemplated by the Transaction Documents, the fulfilment by the Company or JerseyCo of the terms of the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents and in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g)          On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

(h)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq or the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal, New York State or English authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)           The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses by the second New York Business Day next succeeding the date of this Agreement;

(j)           [Reserved]

(k)          The Company has obtained and delivered to the Underwriters executed copies of an agreement from the directors and officers listed on Schedule III hereto, substantially to the effect set forth in Exhibit A hereto in form and substance satisfactory to you;

(l)           No amendment shall have been made to the articles of association of JerseyCo between the date of this Agreement and each of Time of Delivery;

(m)         On or prior to the First Time of Delivery, each of the Company and JerseyCo shall have executed and delivered the Subscription and Transfer Agreement and the Option Agreement, in each case in form and substance reasonably satisfactory to the Underwriters, and the Underwriters shall have received executed copies thereof;

(n)          Each Transaction Document (other than this Agreement) shall have become wholly unconditional (except for the condition relating to this Agreement having become unconditional), the Company and JerseyCo shall have complied with all of the agreements to be performed thereunder as of each Time of Delivery, (including, without limitation, the delivery of the JerseyCo Firm Ordinary Shares as contemplated therein), and there shall not have occurred any default or breach by the Company or JerseyCo of any of their respective terms (save to the extent, in the opinion of the Representatives (acting in good faith) not considered to be material in the context of the offering of the Securities pursuant to this Agreement); and

(o)          The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time and as to the matters set forth in subsections (a) and (e) of this Section.

9.            (a)          The Company will indemnify and hold harmless each Underwriter, each person, if any who controls or is controlled by such Underwriter (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and every such person’s employees, directors, officers and affiliates (together, the “Indemnified Persons”) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Testing-the-Waters Communication and “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon, or are in connection with, any matter contemplated by this Agreement (but only with respect to the issuance and sale of the JerseyCo Securities to the Subscribing Underwriter, the transfer of the JerseyCo Securities to the Company, or the issuance of the Securities to the Underwriters in exchange for the applicable JerseyCo Securities (the “JerseyCo Transactions”)), the Subscription and Transfer Agreement or the Option Agreement, or arising out of any such indemnified party’s performance thereof, or the carrying out of any transactions or arrangements contemplated thereunder, regardless of whether any such indemnified party is a party thereto, and in each case agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability: (x) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; or (y) in relation to any losses, claims, damages or liabilities under (ii) only, comprises any realized or unrealized loss in market value of any of the Securities which may be acquired by any of the Underwriters pursuant to this Agreement unless (but only to the extent that) such losses result from, or are attributable to, or would not have arisen but for, (in each case directly or indirectly) the neglect or default of the Company or any breach by the Company of its representations or obligations in the Transaction Documents.

(b)          Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the sixth paragraph under the caption “Underwriting”, and the information contained under the caption “Underwriting-Price Stabilization, Short Positions and Penalty Bids”;

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party;

(d)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the cash value of the non-cash consideration received by the Company (which shall be deemed for these purposes to be equal to the subscription price payable by the JerseyCo Subscriber to JerseyCo for such non-cash consideration under the Subscription and Transfer Agreement) bears to the total underwriting discounts and commissions received by the Underwriters as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, (i) whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and (ii) whether any loss or liability incurred by the Underwriters arose from or was in connection with the Company’s or JerseyCo’s performance or failure to perform under the Transaction Documents. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint;

(e)          The Company undertakes to pay and bear, and to indemnify each Underwriter against, all Transfer Taxes (including applicable interest and penalties, to the extent such interest and penalties do not arise as a result of unreasonable delay or default by the Underwriters) arising to the Underwriters in connection with (i) the execution and delivery of this Agreement, (ii) the allotment, issuance and delivery by the Company of the Securities, in the manner set out herein, through the facilities of DTC or (iii) the initial sale and delivery of the Securities by the Underwriters in the manner contemplated herein, through the facilities of DTC, to the members of the public; and

(f)           The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter, each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.          (a) If any Underwriter shall default in its obligation to acquire the Securities which it has agreed to acquire hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to acquire such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the acquisition of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to acquire such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the acquisition of such Securities, or the Company notifies you that it has so arranged for the acquisition of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)          If, after giving effect to any arrangements for the acquisition of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unacquired does not exceed one eleventh of the aggregate number of all the Securities to be acquired at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to acquire the number of shares which such Underwriter agreed to acquire hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to acquire its pro rata share (based on the number of Securities which such Underwriter agreed to acquire hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)          If, after giving effect to any arrangements for the acquisition of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unacquired exceeds one eleventh of the aggregate number of all the Securities to be acquired at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to acquire Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to acquire and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.          The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.          If for any reason (other than an Underwriter default) the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all reasonable out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the acquisition, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282 Attention: Registration Department, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: 646-834-8133) and UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Keyna Skeffington, General Counsel and Company Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the employees, officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.          Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission's office in Washington, D.C. is open for business.

16.            The Company acknowledges and agrees that (i) the acquisition and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.            This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.            This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts. The Company irrevocably appoints LivaNova USA Inc., located 100 Cyberonics Blvd., Houston, Texas 77058, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 17, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of six years from the date of this Agreement.

19.            The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.           The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act; against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

21.        To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) England and Wales, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

22.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

23.            Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

25.            [Reserved]

26.            Certain Payments.

(a)            All sums payable by the Company under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature and all interest, penalties or similar liabilities with respect thereto, unless such deduction or withholding is required by law. If the Company is required by law to deduct or withhold for or on account of tax from a payment made under this Agreement, the Company shall pay such additional amounts as may be necessary so that the net amount received by the recipient of the payment is equal to the amount the recipient would have received if such deduction or withholding had not been so required; provided, however, that no such additional amounts shall be payable: (i) with respect to taxes imposed by reason of the recipient having any present or former connection with the jurisdiction imposing such taxes (other than any connection resulting from the transactions contemplated by this Agreement); or (ii) to the extent that such taxes would not have been imposed but for the failure of the recipient to comply with a written notice requesting any certification, identification or other information concerning the nationality, residence, identity or connection with the jurisdiction imposing such taxes of the recipient that it is legally able to provide, if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, and such compliance is not materially more onerous than the provision of an IRS Form W-8 or W-9.

(b)            Where the Company is obliged to pay any fee, commission, underwriting discount or other sum to the Representatives (on behalf of the Underwriters) or to any Underwriter pursuant to this Agreement, and any amount in respect of VAT is properly chargeable on it, being VAT for which the Representatives or relevant Underwriter is liable to account, (i) the relevant Underwriters shall provide to the Company a valid VAT invoice, and (ii) the Company shall pay to the recipient in addition to the sum otherwise payable an amount equal to the VAT for which the Representatives or relevant Underwriter is liable to account.

(c)            Where, under the terms of this Agreement, the Company is liable to indemnify or reimburse or otherwise compensate any Underwriter or any other Indemnified Person in respect of any costs, charges or expenses, the payment shall include an amount equal to any VAT thereon that such Underwriter or Indemnified Person determines in good faith is not otherwise recoverable by such Underwriter or Indemnified Person, as applicable (or the representative member of any VAT group of which it forms part). If the relevant cost, charge or expense relates to a supply made to an Underwriter or other Indemnified Person in its capacity as agent of the Company, which is treated for VAT purposes as a supply made direct to the Company, such Underwriter or Indemnified Person shall use reasonable endeavours to procure that the supplier issues to the Company a valid VAT invoice in respect of such cost, charge or expense.

(d)            For the purposes of this Section 26, “VAT” shall mean (i) within the United Kingdom, any value added tax imposed by the VAT Act 1994, (ii) within the European Union, such tax as may be levied in accordance with (but subject to derogations from) the Directive 2006/112/EEC, and (iii) outside the United Kingdom and the European Union, any tax of a similar nature.

If the foregoing is in accordance with your understanding, please sign and return this Agreement, and upon the acceptance hereof by you this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

LivaNova PLC

By:	/s/ Alex Shvartsburg
Name: Alex Shvartsburg
Title: Chief Financial Officer

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Elizabeth Wood
Name: Elizabeth Wood
Title: Managing Director

Barclays Capital Inc.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Authorized Signatory

UBS Securities LLC

By:	/s/ Benjamin Bible
Name: Benjamin Bible
Title: Executive Director

By:	/s/ James Stahlke
Name: James Stahlke
Title: Associate Director

SCHEDULE I

		Maximum
	Number of	Number of
	Underwritten	Option
	Securities to be	Securities to be
Underwriters	Acquired	Acquired
Goldman Sachs & Co. LLC	1,623,637	243,545
Barclays Capital Inc.	1,196,364	179,454
UBS Securities LLC	598,181	89,727
Robert W. Baird & Co. Incorporated	109,091	16,364
Stifel, Nicolaus & Company Incorporated	109,091	16,364
Total	3,636,364	545,454

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None

(b) Additional Documents Incorporated by Reference:

None

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Securities is $82.50 per share.

The number of Firm Securities acquired by the Underwriters is 3,636,364.

The Company has granted the Underwriters the right to acquire up to an additional 545,454 Optional Securities.

(d) Written Testing-the-Waters Communications

None

SCHEDULE III

LIST OF PERSONS SUBJECT TO LOCK-UP

1.	Damien McDonald

2.	Alex Shvartsburg

3.	Keyna Skeffington

4.	Marco Dolci

5.	Trui Hebbelinck

6.	William Kozy

7.	Francesco Bianchi

8.	Stacy Enxing Seng

9.	Daniel Moore

10.	Alfred J. Novak

11.	Sharon O'Kane

12.	Arthur L. Rosenthal

13.	Andrea L. Saia

14.	Todd C. Schermerhorn

Exhibit A

[Form of Lock-Up Agreement]

LivaNova PLC

Lock-Up Agreement

[•], 2021

Goldman Sachs & Co. LLC

Barclays Capital Inc.

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

      Re: LivaNova PLC - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement with LivaNova PLC, a company organized under the laws of England and Wales with the registration number 09451374 (the “Company”), providing for a public offering (the “Public Offering”) of the ordinary shares of the Company (the “Ordinary Shares”) pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell Ordinary Shares in the Public Offering, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 90 days after the date of the final prospectus covering the Public Offering (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any Ordinary Shares, or any options or warrants to purchase any Ordinary Shares, or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Ordinary Shares or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of the Ordinary Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Ordinary Shares the undersigned may purchase in the offering.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Ordinary Shares or Derivative Instruments (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein and provided further that no filing by any party under the Exchange Act, or other public announcement reporting a reduction in the beneficial ownership of Ordinary Shares held by the undersigned shall be required or shall be made voluntarily in connection with such transfer, disposition or distribution (other than a filing on a Form 5 or Form 13F made after the expiration of the Lock-Up Period), (ii) to the immediate family member of the undersigned, or any trust for the direct or indirect benefit of the undersigned, or any successors upon death, provided that such immediate family member or the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, provided further that any such transfer shall not involve a disposition for value and provided further that no filing by any party under the Exchange Act, or other public announcement reporting a reduction in the beneficial ownership of Ordinary Shares held by the undersigned shall be required or shall be made voluntarily in connection with such transfer, disposition or distribution (other than a filing on a Form 5 or Form 13F made after the expiration of the Lock-Up Period), (iii) to the extent such Ordinary Shares were acquired in open market transactions after the completion of the Offering, provided that no filing by any party under the Exchange Act, or other public announcement reporting a reduction in the beneficial ownership of Ordinary Shares held by the undersigned shall be required or shall be made voluntarily in connection with such transfer, disposition or distribution (other than a filing on a Form 5 or Form 13F made after the expiration of the Lock-Up Period), (iv) by operation of law, such as pursuant to a domestic relations order, pursuant to a will or in connection with a divorce settlement provided that such transferee agrees to be bound in writing by the restrictions set forth herein and provided further that no filing by any party under the Exchange Act, or other public announcement reporting a reduction in the beneficial ownership of Ordinary Shares held by the undersigned shall be required or shall be made voluntarily in connection with such transfer, disposition or distribution (other than a filing on a Form 5 or Form 13F made after the expiration of the Lock-Up Period), (v) in connection with the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (A) such plan does not provide for the transfer of Ordinary Shares during the Lock-Up Period, (B) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting the establishment of such plan during the Lock-Up Period, such filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Lock-Up Period and (C) no other public filing or announcement shall be required or shall be made voluntarily in connection with the establishment of such plan, (vi) to a corporation, partnership, or limited liability company or other entity that controls or is controlled by, or is under common control with, the undersigned and/or by members of the immediate family of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned, provided that the recipient agrees to be bound in writing by the restrictions set forth herein, provided further that any such transfer shall not involve a disposition for value and provided further that no filing by any party under the Exchange Act, or other public announcement reporting a reduction in the beneficial ownership of Ordinary Shares held by the undersigned shall be required or shall be made voluntarily in connection with such transfer, disposition or distribution (other than a filing on a Form 5 or Form 13F made after the expiration of the Lock-Up Period), (vii) to the Company in connection with the “net” or “cashless” exercise of any options outstanding as of the date of this Lock-Up Letter Agreement to acquire Ordinary Shares pursuant to any employee benefit plans described in the prospectus, provided that the Ordinary Shares received upon such exercise shall be subject to the terms of this Lock-Up Letter Agreement and provided further that no filing by any party under the Exchange Act, or other public announcement reporting a reduction in the beneficial ownership of Ordinary Shares held by the undersigned shall be required or shall be made voluntarily in connection with such transfer, disposition or distribution (other than (A) any required filing under the Exchange Act which indicates the nature of such transfer, and (B) any required filing on a Form 5 or Form 13F made after the expiration of the Lock-Up Period), (viii) to the Company for the primary purposes of satisfying any tax or other governmental withholding obligation with respect to Ordinary Shares issued upon the exercise of an option or warrant (or upon the exchange of another security or securities) pursuant to a plan described in the prospectus, or issued under an employee equity or benefit plan described in the prospectus, provided that no filing by any party under the Exchange Act, or other public announcement reporting a reduction in the beneficial ownership of Ordinary Shares held by the undersigned shall be required or shall be made voluntarily in connection with such transfer, disposition or distribution (other than (A) any required filing under the Exchange Act which indicates the nature of such transfer, and (B) any required filing on a Form 5 or Form 13F made after the expiration of the Lock-Up Period), (ix) pursuant to a bona fide third-party tender offer for all outstanding Ordinary Shares, merger, consolidation or other similar transaction approved by the Board of Directors of the Company and made to all holders of the Ordinary Shares involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares or other such securities in connection with such transaction, or vote any Ordinary Shares in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Ordinary Shares held by the undersigned shall remain subject to the provisions of this Lock-Up Letter Agreement, (x) with the prior written consent of Goldman Sachs & Co. LLC and Barclays Capital Inc. [or (xi) pursuant to the trading plan previously provided to you, which complies with Rule 10b5-1 under the Exchange Act and has been entered into by the undersigned prior to the date of this lock-up agreement, provided that (x) any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above and (y) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales or transfers during the Lock-Up Period.]1 For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For purposes of this Lock-Up Letter Agreement, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of the total voting power of the voting stock of the Company. The undersigned now has, and, except as contemplated by clause (i) through (x)2 above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Ordinary Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

1 NTD: For Dan Moore's active 105-1 plan only.

2 NTD: To be (xi) for Dan Moore's lock-up agreement.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement and the restrictions contained herein shall terminate automatically upon the earliest to occur, if applicable, of (a) the date the Company has determined not to proceed with the Public Offering and the Company has provided written notice, prior to the execution of the Underwriting Agreement, of such decision to the Underwriters, (b) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Ordinary Shares or (c) August 31, 2021 if, and only if, the Underwriting Agreement has not been executed by such date.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title